Exhibit 99.1

For Immediate Release	Contact: Bradford Nelson
President
Tuesday, May 29, 2018	Telephone: (303) 339-0500

Royal Hawaiian Orchards L.P. Announces 1-for-2000 Reverse Unit Split and Going Private Transaction

HILO, HI, May 29, 2018 – Royal Hawaiian Orchards, L.P. (the “Partnership”) (OTCQX: NNUTU) today announced that the board of directors of its general partner has declared a one for 2,000 reverse split of the Partnership’s depositary units representing Class A units of limited partnership interests (“Units”), effective after the market closes on June 8, 2018. The Units will begin trading on a split adjusted basis on June 11, 2018, under the symbol NNUTU but under a new CUSIP. As a result of the reverse split, the Partnership is expected to have fewer than 300 holders of record of its Units, permitting the Partnership to terminate the registration of its Units with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Company intends to file a Form 15 deregistering the Units on or about June 14, 2018, after confirmation that there are fewer than 300 holders of record of its Units.

As of the close of market on June 8, 2018, limited partners who had fewer than 2,000 Units immediately before the reverse split will have a fractional Unit of less than one whole Unit after the split. Such limited partners will have their Units cancelled post-split and, in lieu of fractional Units, will be entitled to receive a cash payment of $2.41 for each cancelled Unit owned before the Reverse Split. To the extent any limited partner, including any affiliated limited partner, owns a number of pre-split Units that is greater than 2,000 but is not evenly divisible by 2,000, then the fractional Units of such limited partner will also be cashed out.

On or about June 11, 2018, the Partnership’s exchange agent, American Stock & Trust Company, LLC, will send limited partners written instructions on how to claim cash payment for fractional Units and how to send in their certificates, if any. Limited Partners should not do anything with their Unit certificates until they receive these instructions. Following and after giving effect to the reverse split, all certificated Units will be converted to book-entry Units, and the Partnership will no longer have any certificated units outstanding. Please contact American Stock & Trust Company, LLC, for further information at (877) 248-6417 or (718) 921-8317.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements regarding the reverse split, the number of record holders following the reverse split, the mailing of instructions to limited partners, and the going private transaction and the deregistration of our Units. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could affect the reverse split and going private transaction include, without limitation: the actual number of record holders after the reverse split; the potential effect of shares currently held by nominees being transferred of record to the beneficial owners; a material change in our business or financial condition; litigation affecting our ability to proceed with the transactions; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K; and those factors discussed from time to time in our press releases, public statements and documents filed or furnished with the U.S. Securities and Exchange Commission. Except as required by law, we disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The Partnership is one of the leading growers and processors of macadamia nuts in the world, processing and marketing macadamia nuts in-shell and bulk kernel form.